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                                                                    EXHIBIT 99.1

RELEASE: IMMEDIATE



                               GETTY REALTY CORP.
                           SELECTED AS WINNING BIDDER
                                FOR 36 PROPERTIES


JERICHO, NY, SEPTEMBER 8, 2004 - Getty Realty Corp. (GTY-NYSE) announced today that it has entered into definitive Asset Purchase Agreements to acquire 36 convenience store and retail service station properties now operated under the "DB Mart" brand located in Connecticut and Rhode Island. The aggregate purchase price for these properties is approximately $25 million. The acquisition is being made as a part of the Bankruptcy Court approved auction sale of all of the DB Mart locations, and has been approved by the United States Bankruptcy Court in Wilmington, DE.

Mr. Leo Liebowitz, Chairman and CEO of the Company, said "We are pleased to be adding these quality properties to our portfolio. In view of the strong rental market for these properties, we expect the acquisition to be accretive to our earnings, given that the Company's exposure to environmental remediation expenses should not change to any significant degree as a result of the acquisition." Mr. Liebowitz added, "This purchase is consistent with our continuing focus upon profitable growth through acquisitions of quality properties throughout the United States."

                  Getty Realty Corp. is a real estate investment trust specializing in convenience stores, service stations and petroleum distribution terminals. The Company owns and leases approximately 1,000 properties in the Eastern United States.


Contact: Kevin Shea
         (516) 478-5480


CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN USED HEREIN, THE WORDS "BELIEVES", "EXPECTS", "PLANS", "ESTIMATES" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.